Exhibit 99.3


IA GLOBAL TO PRESENT AT THE WALL STREET ANALYST FORUM ON TUESDAY, AUGUST 3, 2004


BURLINGAME, CA  July 28, 2004/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) today announced that Alan Margerison, Chief Executive Officer, and Mark Scott, Chief Financial Officer, will present to buy/sell side analysts and portfolio managers at the Wall Street Analyst Forum on Tuesday, August 3, 2004 at 9:40 am at the Roosevelt Hotel in New York City. The presentation is expected to be webcast at www.shareholder.com/wsaf/medialist.cfm.

IA Global will present the company's progress towards its 2004 goals, and discuss the ongoing merger and acquisition program focused on synergies between Japan and US markets. A review of recent acquisitions, including Rex Tokyo Co Ltd with 2003 annual revenues of $28 million and QuikCAT Technologies, will be covered also.

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring Japanese and US companies that operate in the entertainment, media and technology areas. We hold a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan. Through our 67% equity interest in Fan Club Entertainment Ltd., we provide advertising, publishing and data management services to the official Fan Club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc. We hold a 90% equity interest in QuikCAT, a leading multi-media compression technology company, which has developed several patent video, picture and audio compression algorithms (codecs). By utilizing a part of this technology, we have developed a proprietary Internet acceleration product.


For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K, FORMS 10-Q AND OTHER FORMS AS FILED WITH THE SEC.